For Period ended 11/30/2015                  Series 14, 15, 17, 19, 20
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:

USAA World Growth Fund - Adviser Shares
Series 19

72DD
Dollar Distributions
$0

73A
Per Share Distributions
$0

74U
Shares Outstanding
630

74V
NAV
$27.51


USAA Government Securities Fund - Adviser Shares
Series 17

72DD
Dollar Distributions
$52

73A
Per Share Distributions
$.1023

74U
Shares Outstanding
510

74V
NAV
$9.91


USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$0

73A
Per Share Distributions
$0

74U
Shares Outstanding
278

74V
NAV
$14.08

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$

73A
Per Share Distributions
$

74U
Shares Outstanding
243

74V
NAV
$28.56


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
$0

73A
Per Share Distributions
$0

74U
Shares Outstanding
1,111

74V
NAV
$8.60